          REAL ESTATE PURCHASE CONTRACT


Date: Jan 24, 1997                                      R.E.# 6166

     FARMLAND MANAGEMENT SERVICES, hereinafter
referred to as "Buyer", a California corporation, or its nominee, having its principal office at 138 Regis Street, Suite A, Turlock, California
95382, hereby offers to purchase from    R H Phillips, Inc.

hereinafter referred to as "Seller", the land identified below, hereinafter referred to as "Property," for the amount and upon the terms and conditions set forth herein; and the Addendum attached hereto; Seller hereby agrees to sell said Property to Buyer upon said terms and conditions ("Contract").

     1. Purchase Price. The purchase price for the Property shall be Four Million Two Hundred Eight Thousand Six Hundred Twenty-Five Dollars ($ 4,208,625.00) ("Purchase Price").

     2.   Close of Escrow.  Escrow shall be opened within three
(3) days of receipt of Seller's acceptance of this Contract at the local office of Chicago Title Company (1941 Mitchell Road, Suite F, Ceres, California 95307, Attention: Bobbie Sesma) ("Escrow Agent"). The escrow contemplated by this Contract shall close within ninety (90) days of the opening of escrow, or within thirty (30) days of Buyer's written approval of all phases of the Environmental Assessment undertaken pursuant to Section 19 of this Contract, whichever occurs later ("Close of Escrow"). Close of Escrow shall mean when the deed to the Property is recorded vesting title in Buyer.

     3.  Property.  The Property which is the subject of this Contract
is that land located in   Yolo County, State of
 California           , more particularly described in Exhibit "A" attached
hereto and be reference made a part hereof, together with all buildings, improvements, fixtures, personal property, oil, gas and mineral rights and appurtenances located thereon and all easements in respect thereto ("Property").

     4. Payment of Purchase Price. Buyer shall pay the total amount of the Purchase Price as follows:

          A.    Forty-Two Thousand Dollars
($42,000.00    ) shall be deposited into escrow within three (3) days of
opening of escrow of this Contract.

          B.  Should Buyer elect not to cancel this Contract as
provided in Section 5 of this Contract, Buyer shall deposit Forty-Two
Thousand Dollars              ($ 42,000.00)  into escrow within ten (10)
days after expiration of the Feasibility Period as established in Section
5.

          C. The balance of the Purchase Price shall be paid in cash through escrow upon Close of Escrow.

     5. Feasibility Period. Buyer shall have a period of sixty (60) days from the date of opening of escrow of this Contract during which Buyer can examine the Property and determine the feasibility of the Property for Buyer's intended use ("Feasibility Period"). During the Feasibility Period, Buyer may terminate this Contract without liability of any kind by notice to Seller and Escrow Agent, and Escrow Agent shall return any funds deposited by Buyer into escrow to Buyer, less documented costs of Escrow Agent.

     6. Condition of Title. Said Property is to be conveyed at the Close of Escrow by a Grant Deed running to Buyer and conveying a good and clear record and marketable fee-simple title to the property, free and clear of all liens and encumbrances, except those specifically approved in writing by Buyer.

     7. Evidence of Title. Evidence of title to the Property shall be by an ATLA Owner's Title Insurance Policy on ALTA Owner's Policy
1970 Form B, with ALTA Endorsement Form 1 coverage and, otherwise, in form and substance in all respects acceptable to Buyer, in the amount of the total purchase price issued by Chicago Title Company ("Title Company"). Within fifteen (15) days after the date of opening escrow, Seller shall deliver to Buyer, at Seller's expense, a Preliminary Title Report, together with the recorded documents underlying each of the listed exceptions. Said policy shall insure in Buyer good and clear record and marketable title in fee simple to the Property, free and clear from all liens and encumbrances, except those which are approved in writing by Buyer.

     If title to all or part of the property is defective or unmarketable or if the Property is subject to any liens or encumbrances which are unacceptable to Buyer, Seller shall have a reasonable time, not to exceed thirty (30) days after written notice thereof, within which to remedy or remove any such lien or encumbrance. If seller fails to do so, this Contract shall, at the option of the Buyer, become null and void; all consideration, if any, paid by Buyer to Seller and all funds deposited by Buyer into escrow (less documented expenses of Escrow
Agent) shall be returned to Buyer forthwith; and both parties hereto shall be relieved of all further liability.

     8. Survey. A satisfactory ALTA survey (Class "C" requirements) of the Property by a registered land surveyor must be furnished to Buyer before Close of Escrow, at Seller's cost.

     9. Expenses. Seller and Buyer, at the Close of Escrow, shall pay equally all costs and expenses incurred by Seller and Buyer in connection with the purchase by Buyer, including, but not limited to, all costs and charges for title examination and title insurance, abstract continuation, recording and filing fees, and revenue or documentary stamps. Unless otherwise specified in this Contract, Buyer shall pay all other expenses reasonably incurred by Buyer in order to evaluate the Property for the sale.

     10. Prorations. Real estate taxes, rents, charges for utility services and all other operating costs and expenses which relate directly to the operation of the Property shall be prorated to the day of Close of Escrow, except as provided in Section 19 of this contract.

     11.  Closing.  At the Close of Escrow, Seller will deliver to
Buyer:

          A.   Possession of the Property; and

          B. Instruments, in form and substance satisfactory to Buyer assigning and transferring to Buyer all of Seller's rights, title, and interest in and to all tangible personal property upon the Property and all leases and other instruments affecting the Property.

     12. Risk of Loss. Risk of loss to the Property from fire or other casualty will be borne by Seller until the Close of Escrow. If the Property shall be damaged or destroyed by fire or other casualty prior to Close of Escrow or if, for any reason, the Property is not in at least as good a condition prior to Close of Escrow as the condition of said Property at the time of Buyer's inspection thereof, Buyer may:
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
          A. Elect to proceed with the transaction, in which event Buyer shall be entitled to all insurance proceeds payable to Seller under any and all policies of insurance covering the Property so damaged or destroyed; or

          B. Elect to rescind this Contract, in which event all parties hereto shall be released from all liability hereunder and all consideration shall be returned to Buyer. If Buyer elects to rescind this Agreement, it shall so notify Seller within thirty
               (30) days after Buyer has received written notice of such fire or destruction or has become aware of any changes in condition since its last inspection of the Property.

     13. Condemnation. In the event that all, or any portion of, the Property becomes the subject of any condemnation proceeding, or threat thereof, by a public or quasi-public authority having the power of eminent domain, Seller shall immediately notify Buyer thereof, both orally and in writing; and in such event, Buyer may:

          A. Elect to proceed with the transaction, in which event Buyer shall be entitle to all proceeds of any award, or payment in lieu thereof, resulting from such proceedings or threat thereof;

          B. Elect to rescind this Contract, in which event all parties hereto shall be released from all liability hereunder; and the consideration paid by Buyer to Seller, if any, and any funds deposited by Buyer in Escrow, less documented expenses of Escrow Agent, shall be forthwith returned. If Buyer elects to rescind this Contract, it shall so notify Seller within thirty (30) days after Buyer has received written notice of such proceedings.

     14. Assignment. Seller's rights under this Contract shall not be assignable in any way, by operation of law or otherwise. Seller agrees to perform and comply with all agreements, conditions, and covenants required by this Contract to be performed or complied with, provided that Buyer may expressly waive, in writing, in whole or in part, Seller's performance or compliance with any of such agreements, condition, or covenants. In the event of a default by either Seller or Buyer hereunder, Seller or Buyer, as the case may be, shall have the right to pursue such remedies at law or in equity as may be afforded to said party under applicable laws, including, without limitation, specific performance of provisions hereof.

     15.  Seller's Warranties.

          A. Seller represents and warrants that, to the best of the Seller's knowledge, the Property is not in violation of any federal, state, or local law, ordinance or regulation relating to industrial hygiene or to the environmental conditions on, under, or about the Property or the improvements, including, but not limited, to soil and groundwater conditions. Seller further represents and warrants that, to the best of its knowledge, during the time in which Seller owned the Property neither
Seller nor, to the best of Seller's knowledge, any third party has used, generated, manufactured, stored, or disposed of on, under, or about the Property or transported to or from the Property any flammable explosive, radioactive materials, hazardous wastes, toxic substances or related materials ("Hazardous Materials"). For the purpose of this provision, Hazardous Materials shall include, but not be limited to, substances such as friable asbestos or those defined as "hazardous substances," "hazardous materials," or "toxic substances" in the comprehensive Environmental Response, Compensation and Liability
Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, etseq.;
the Resource Conservation and

Recovery Act, 42 U.S.C. Section
6901 et seq.; those substances defined as "hazardous wastes" in Section 25117 of the California Health and Safety Code or as "hazardous substances" in Section 25316 of the California Health and Safety Code;
and in the regulations adopted and publications promulgated pursuant to said laws and any amendments thereto. Seller hereby agrees to indemnify and hold harmless Buyer, its directors, officers, employees, and agents against any and all liability, including reasonable attorneys' fees, resulting directly or indirectly from a breach of the representations and warranties set forth in this Paragraph.

          B. Seller warrants that, to the best of Seller's knowledge, no zoning, building, or similar law or ordinance is violated by the maintenance, operation, or use of the Property. Seller has received no actual notice of any change contemplated in any applicable laws, ordinances or restriction, or any judicial or administrative action, or any action by adjacent landowners or natural or artificial conditions upon the Property which would prevent, impede, limit, or render more costly Buyer's contemplated use of the Premises.

          C. At present and as of the Close of Escrow, to the best of Seller's knowledge the quality, quantity, adequacy, availability, reliability, or transferability of surface or well water or water rights for the Property or the eligibility of the Property or the Buyer to receive water from any irrigation or water district is sufficient to meet the intended farm operation of Buyer as described in Agricultural Sublease between the Buyer and Seller (the "Sublease") for the term of the Sublease.

          D. Prior to the conveyance of the Property, Buyer shall not, by entering into this Contract or otherwise, acquire or assume any liability in respect to the Property; and Seller hereby indemnifies and agrees to hold Buyer harmless from any such liability.

          E. For the purpose of this Section, the phrase "to the best of Seller's knowledge" shall mean that the Seller is unaware of any facts that would make the representations and warranties untrue, but has not conducted any independent investigation to verify the accuracy thereof.

     16. Records. Seller shall provide to Buyer any and all records requested by Buyer, including, but not limited to, production records, financial data, cultural costs, and water records. Seller further warrants that said records are accurate and free of any material misrepresentation or omissions.

     17. Waiver. No failure of either party to exercise any power given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof shall constitute a waiver of either party's rights to demand exact compliance with the terms hereof.

     18. Commissions. Seller warrants and represents to Buyer that no commissions are or will be payable as a result of the transaction herein provided for; or if any such commissions are payable, Seller will pay the same. Seller hereby indemnifies Buyer of, from and against any and all claims and commissions which may arise as a result of the transaction herein provided for.

     19.  Environmental Assessment.  Seller shall provide Buyer with any information Seller may have on toxic or hazardous wastes related to the Property. Immediately upon acceptance of this Contract, Buyer will hire an engineer, at Seller's expense, to undertake what is commonly known in the industry as a "Phase I" Environmental Site
Assessment ("Phase I Report").   Seller will deposit into escrow upon
acceptance of this contract, $5,400 for the cost of the Phase I Report. Any amount over the $5,400 for the Phase I Report will be paid by
Buyer.   Buyer will have 15 working days from the date the Phase I
Report is received to review and undertake one of the following actions, but this does not restrict the right of the Buyer to terminate this

Contract during the feasibility period:

          (i) give Seller and Escrow Holder written notice of Buyer's acceptance of the Phase I Report.

          (ii) direct engineer to undertake a "Phase II" environmental site assessment at Seller's cost, if such additional work is recommended by the engineer in the Phase I Report.

          (iii) direct engineer to undertake a "Phase II" environmental site assessment at Buyer's cost if such additional work is not recommended by the engineer in the Phase I Report, but Buyer reasonably believes such work is required in order to fully assess the environmental integrity of the Property.

     20. Authority. Buyer and Seller warrant to each other that it is fully authorized to enter into this Contract in the capacity indicated by its signature and agrees to be bound by this Contract as of the day and year first mentioned above upon the execution of this Contract by each other party. Further, Seller warrants that it is the sole record owner of the Property and has the legal right to sell the Property.

     21. Access. Seller grants to Buyer, upon the execution of this Agreement, the right for Buyer, and Buyer's agents and employees, to enter onto the Premises to make such inspections, surveys, and conduct such tests, including, but not limited to, the use of a back hoe to inspect soil conditions, as Buyer, in Buyer's sole discretion, deems necessary or desirable. Buyer shall indemnify and hold Seller harmless from any and all costs caused by the entry onto the Property of Buyer, and Buyer's agents and employees pursuant to this Paragraph. The inspection by Buyer or the opportunity to inspect by Buyer does not affect the applicability of the warranties made by the Seller in this Contract.

     22. Lot Line Adjustment. The parties understand that the Seller must receive approval from the County of Yolo to sever a portion of the Premises from an existing parcel and to adjust the lot lines of an existing parcel before the Premises may be conveyed to the Buyer as contemplated under this Contract. The Seller will use all commercially reasonable efforts to obtain such consent prior to the date the Close of Escrow is to take place. If those approvals are not obtained by that date, Buyer shall have the option exercisable by written notice within ten (10) days thereafter, to either (i) extend the date for the Close of Escrow an additional forty five (45) days, or (ii) terminate this Contract without liability to either party, in which case the Deposit(s) held by the Escrow Holder shall be returned to the Buyer with interest, less documented expenses of Escrow Agent. In the event that Buyer elects to extend the date for the Close of Escrow as provided herein, and the adjustments to be completed by Seller are still not completed following the expiration of such forty five (45) day period, Buyer shall have an additional option exercisable by written notice within ten (10) days after the expiration of the previously extended date for the Close of Escrow, to either (i) extend the date for the Close of Escrow an additional forty five (45) days, or (ii) terminate this Contract without liability to either party, in which case the Deposit(s) held by the Escrow Holder shall be returned to the Buyer with interest, less documented expenses of Escrow Agent. In the event that Buyer elects to extend the date for the Close of Escrow an additional time and after the expiration of such time period Seller has still not completed the adjustments, this Contract shall terminate without liability to either party and the Deposit(s) held by the Escrow Holder shall be returned to the Buyer with interest, less documented expenses of Escrow Agent.

     23. Additional Improvements. In the spring of 1997, approximately 80 acres of new vineyard will be planted on ground previously deep ripped in the northwest portion of the block commonly called the North Jones Vineyard. The improvements and work is to be completed by the Seller in accordance with the Buyer's standards and specifications on or before June 1, 1997. The improvements include but are not limited to the below and above ground irrigation system in the form of a drip system; stakes, wire, clips and end posts for a complete multi-wire trellis system; varietal vines on hybrid rootstock. After approval of the completion by the Buyer, Buyer will pay Seller $1,175,531.

     The obligations contained in this section shall survive the Close of Escrow and the recordation of the grant deed for the property. Buyer's obligation to make the payment provided herein is subject to the Seller not being in default of its obligations under that certain Agricultural Sublease Agreement between Seller and Farmland
Management Services on the date such payment is to be made.

     The assignment of this Contract by Buyer to John Hancock
Mutual Life Insurance Company on or before the Close of Escrow shall be a condition precedent to Seller's obligation to perform its obligations under this Contract.

     24. Condition Precedent. As a condition precedent to Buyer's obligations to Purchase the Property, which are made for the benefit of Buyer, Seller shall not be in breach of any of the warranties set forth in this Contract prior to the close of escrow. If Seller is in breach of any of the warranties set forth in this contract, Buyer shall have the absolute right to terminate this Contract. Specifically, if the environmental assessment (s) performed pursuant to Section 19 of this Contract is (are) not acceptable to Buyer, in Buyer's sole discretion, Buyer shall have the absolute right to terminate this Contract. Upon termination of this Contract pursuant to this Section, the Deposit (s) held by Escrow
Holder pursuant to Section 4 of this Contract shall be returned to Buyer with interest, less documented expenses of Escrow Agent, and all parties shall be released from liability under this Contract.

     25.  Miscellaneous.

          A. This Contract, together with the Sublease and a Property Purchase Option Agreement between the parties, constitutes the entire agreement of the parties hereto; and no modification hereof shall be binding, except by a written instrument signed by Buyer and Seller. No representations, inducements, promises or agreements shall be binding upon any party except as herein stated.

          B. Buyer, in the event of any insolvency or bankruptcy action or proceeding filed by or against Seller, or Seller's nominee, shall, at Buyer's option, have no obligation to purchase the Property and any consideration paid or funds deposited in Escrow (less documented expenses of Escrow Agent) shall be returned to Buyer.

          C. Time is of the essence of this Contract and each and every provision hereof.

          D. This Contract and the provisions hereof shall be governed by and construed in accordance with the laws of the State of California.

          E. This Contract shall be binding upon and shall inure to the benefit of, and be enforceable by, the heirs, executors, administrators, successors, and assigns of the parties hereto, subject to the terms hereof.

          F. The terms, condition, warranties, and representations of this Contract shall survive the Close of Escrow and passage of title to the Property, and shall not merge with the Deed that affects the passage of title.

          G. Should any litigation commence between the parties to this Contract concerning the rights and duties of any party pursuant to, related to, or arising from, this Contract, the prevailing party in such litigation shall be entitled, in addition to such other relief as may by granted, to a reasonable sum as and for his attorneys' fees and costs of such litigation as shall be determined by the court in such litigation, or in a separate action brought for that purpose.

          H. This Contract maybe executed simultaneously in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same document.

          I. Except as otherwise expressly provided by law, any and all notices or other communication required or permitted by this Contract or by law to be served on or delivered or given to a party by another party to this Contract shall be in writing, and shall be deemed duly served, given, or delivered when personally delivered to the party to whom it is directed or, in lieu of such personal service,(i) two (2) days after such written notice is deposited in the United States mail, first class, postage prepaid, addressed to the party at the address identified for that party in this Contract, or, (ii) upon confirmation of delivery by delivery service when sent by overnight delivery with charges prepaid or charged to the sender's account and addressed to the party at the address identified for that party in this Contract (iii) upon receipt if sent by fax to the last fax number of the recipient known to the party giving notice and so long as a duplicate copy of the notice is promptly sent by United States mail in the manner set forth above, provided however, a fax received after 5 p.m. shall be deemed received on the next day. Any party may change their address for the purpose of this Section by giving notice pursuant to this subsection.

                              BUYER:  FARMLAND MANAGEMENT SERVICES, a
                              California corporation



                              By //s// Joseph P Silveria
                                 Its President

Address of Buyer:

138 Regis Street, Suite A     By //s// Dorthy Luiz
Turlock, CA  95382               Its Secretary
FAX (209) 669-0811


                   ACCEPTANCE

     Buyer's signature constitutes an offer to Seller to purchase the Property on the terms and conditions set forth in the Contract above. This offer shall remain irrevocably open until 5:00 p.m. on January 31
 , 19 97. If it is not accepted by Seller by that date, it shall be considered revoked. If Seller accepts this offer within the time specified, communication of the acceptance to Buyer shall be satisfied only upon Buyer's receipt within twenty-four (24) hours of one copy of this Contract executed by Seller.

     The undersigned Seller accepts and agrees to the terms and conditions of the Real Estate Purchase Contract set forth above.



     Dated: January 24, 1997


                         SELLER:
Address of Seller:
                                  //s// Karl Giguiere
R.H. Phillips Vineyard
26836 County Road 12A
Esparto, CA 95627
(916) 662-3215
Fax#: 662-2880


FAX




PCORIG.CON (Rev. 11/07/96)

             ADDENDUM TO REAL ESTATE
             PURCHASE CONTRACT #6166


               Dated:  January 24, 1997


1. At Closing of Escrow, the property will not be encumbered by any employment agreements or contracts, or equipment leases or liens that may exist written or verbal.

2.   Buyer and Seller agree that concurrent with the closing:

          (i) Farmland Management Services and Seller will enter into and sign that certain Agricultural
               Sublease attached hereto as Exhibit 'B';

          (ii) Seller will execute and deliver the financing documents and certificate of insurance contemplated by the Agricultural Sublease; and

          (iii)     Buyer and Seller will enter into that certain
                    Option Agreement attached hereto as Exhibit
                    'C'.

     The signature and delivery of each of these documents as required by each party is a condition precedent to the consummation of the purchase and sale by the other party. It is intended that each of the agreements referred to in this section be effective immediately following the closing but be of no force or effect if the closing does not occur.

3. Buyer and Seller will sign a shared well agreement for the wells on the subject property before the end of the Feasibility Period.

4. Buyer's right of entry on the Property for the purposes of exploring, prospecting, developing and producing any and all coal, oil, gas, minerals and mineral rights on or underneath the surface of the Property shall be limited to one (1) two and one-half (2 1/2) acre surface area location on the Property, adjacent to County Road 12A or County Road 87A. The surface area location shall be mutually agreed upon by Buyer and Seller prior to the Close of Escrow of the Property and shall be reflected on the Buyer's Grant Deed.


"Seller"                           "Buyer"

                                   Farmland Management Services, a
                                   California corporation

By //s// Karl Giguiere             By //s// Joseph P Silveria
                                      Its President

                                   By //s// Dorthy Luiz
                                      Its Secretary

                   EXHIBIT  A


The 371 + acres are located in Yolo County, California.

     APN  54-12-02    80 Acres
     APN  54-12-03  291 Acres

Seller has proposed lot line adjustments and parcel splits with the county reflected in the map attached. Before the close of escrow, all parcel splits and lot line adjustments will be completed substantially as provided.

                   EXHIBIT "B"

              AGRICULTURAL SUBLEASE

     Date: Jan 24, 1997              R.E.# 6166


     1.  Parties.  This Agricultural Sublease ("Lease") is being entered into by and between FARMLAND MANAGEMENT
SERVICES, ("Lessor"), and R H Phillips, Inc.     , ("Lessee").

     2. Property. Upon and subject to the terms and conditions of this Lease, Lessor hereby leases to Lessee and Lessee hereby leases
from Lessor that certain real estate located in the County of     Yolo
   , State of   California, together with all improvements
now or hereafter located thereon, as more particularly described in Exhibit A attached hereto and made a part hereof, (the "Farm"). The Farm is owned, or operated for the owner, by John Hancock Mutual
Life Insurance Company, its agents, representatives or assigns ("Hancock") and has been leased to Lessor pursuant to the Master
Lease between Lessor and Hancock.

     3. Term and Effective Date. The Farm is hereby leased for the term specified in Paragraph 1 of Exhibit B attached hereto and made a part hereof. On the first day of the Lease term, Lessee shall be entitled to possession of the Farm, subject to compliance with the terms and conditions of this Lease and payment of the rent set forth in paragraph 4 hereof. The Lease term ends at midnight on the last day of the term of the Lease unless sooner terminated as provided in this Lease.

     4. Rent. In consideration of the leasing, occupancy and use of the Farm, Lessee hereby promises and agrees to pay, yield and deliver the cash and/or crop-share rent in the amount specified and in the manner specified in paragraph 2 of Exhibit B to Lessor.

     5. Irrigation. Lessee shall preserve and protect all irrigation, drainage, or pumping items and equipment and any and all appurtenances thereto situated on the Farm and shall properly lubricate, service and care for same so as to prevent undue wear and tear on the items or equipment. Lessee shall also be responsible, unless otherwise provided in this Lease, for all services, maintenance, repairs to and replacement, if necessary, of the irrigation, drainage and pumping items and equipment or appurtenances thereto. Lessee shall furnish, at its sole expense, any irrigation, drainage or pumping items or equipment not included in the Farm as are necessary to the proper irrigation, drainage and operation of the Farm. All those items or equipment shall become a part of the Farm, with the exception of those items brought onto the Farm to temporarily replace a piece of equipment which has been removed for repair. Lessee shall not remove any irrigation, drainage or pumping items, equipment or appurtenances thereto from the Farm and shall return same to Lessor in good working condition upon the expiration or earlier termination of this Lease. When the Farm is used for dry land farming and where no irrigation is in use or required, all irrigation requirements contained in this Lease shall be automatically eliminated.

     6. Water. Lessor makes no warranty or agreement of any kind concerning the amount or quality of water or water rights on or available to the Farm or whether drainage or irrigation of the Farm is feasible or necessary, and Lessee shall in no way hold Lessor responsible for any shortage or excess of water for any intended purposes or for any deficiency in the quality of water on the Farm. Lessee agrees that water or water rights related to the Farm shall be preserved and used solely in connection with the operation of the Farm. Lessee shall not remove any water from the Farm or otherwise dispose of any water, except in connection with the proper drainage of the Farm, without the express prior written consent of Lessor.

     7. Condition of Farm. Lessee has inspected the Farm and is fully familiar with the physical condition thereof, has received the same in good order and condition, and agrees that the Farm complies in all respects with the requirements of this Lease. Lessor makes no representation or warranty with respect to the condition of the Farm or its fitness or availability for any particular use, and Lessor shall not be liable for any latent or patent defect therein. Lessee shall not do or permit any act or thing which is contrary to any legal or insurance requirement, which might impair the value or usefulness of the Farm or any part thereof, or which constitutes a public or private nuisance or waste. This Lease shall be subject to any existing rights of others, including but not limited to easements, rights of way, water rights, mineral rights, oil and gas leases and restrictions on use of the Farm.

     8. Payment of Taxes and Utilities. All real property general and special taxes and assessments related to the Farm and any improvements now hereafter located thereon shall be paid by Lessee. Lessee shall also pay any personal property taxes or assessment related to the Farm or property located thereon. Utilities, including but not limited to gas, telephone, electricity and water, rendered to and used in connection with the Farm shall be paid by Lessee. All costs, charges, and assessments for irrigation water shall be paid by Lessee. If water is furnished to the Farm by a water company or public district, Lessor does NOT warrant that water charges and the total cost for water will remain the same as in preceding years.

     9. Repairs to Farm. Lessee, at its expense, shall repair, maintain and keep the Farm and all improvements thereon in good condition. No substitution, alteration of, or addition to the Farm or to the improvements located thereon may be made without the express, prior written consent of Lessor, except as provided in paragraph 6 hereof concerning irrigation equipment.

     10. Assignment or Sublease. Lessee shall not sublet the Farm or any part thereof, assign this Lease in whole or in part, or in any way encumber this Lease or the Farm without Lessor's prior written consent. Lessor may assign this Lease, in whole or in part, and shall thereupon be released of all duties and obligations under this Lease. Upon a termination of Lessor's leasehold interest in the Farm for any reason, Lessee shall attorn to and accept Hancock or its assignee as the lessor for the balance of the term remaining under this Lease, subject to all the terms and conditions of this Lease, on condition that Hancock shall perform all of Lessor's obligations under this Lease from and after the date of termination of Lessor's leasehold interest in the Farm.

     11.  Operations and Good Farming and Husbandry
Practices.

     11.1. Use of the Farm. Lessee shall use due diligence and farming practices, consistent with the highest-quality farming practices in the county where the Farm is located, in all aspects pertaining to the growing, storing and marketing of the crops and in the general conduct of operations and use of the Farm. Lessee shall operate and use the Farm for the sole purpose of conducting an agricultural operation under the terms and conditions provided in this Lease. Lessee shall, in due and proper season, perform all work required and essential in a good and workmanlike manner as will be conducive to the very best results to be had and obtained by a high-quality system of husbandry and farming. If this Lease covers permanent crops, Lessee shall care for, protect and maintain the crops in a good and workmanlike manner consistent with the highest-quality farming practices in the county where the Farm is located.

     11.2. Equipment, Tools, Seeds, and Labor. Lessee shall use and furnish, at its sole expense, necessary equipment, tools, seeds and labor proper or necessary to a top-quality husbandry and farming operation on the Farm.

     11.3. Pests, Diseases, Weeds and Erosion. Lessee shall use all diligence by the best means known for the controlling and curing of pests and diseases which hinder and menace growing crops, supply and use all required means to rid the Farm of same, and keep the Farm and crops thereon free from all types of weeds. Lessee agrees to adopt low-input sustainable agricultural practices with respect to the Farm when said practices can be implemented without any adverse impact on the investment returns from the Farm. Lessee shall take reasonable care to prevent soil erosion by strip-cropping and contouring, as well as by filling in or otherwise controlling small washes or ditches that may form on the Farm. Lessee shall keep in good repair all terraces, open ditches and inlets and outlets of tile drains and shall preserve all established watercourses or ditches, including grass waterways, situated or lying on the Farm. Before performing any drainage work, Lessee agrees to check with the county Soil Conservation Service office in regard to the wetland status of the area affected and obtain prior approval for the drainage work to be performed. Lessee shall cut and remove or spray and destroy all noxious weeds before they revert to seed and shall cut and spray all other weeds and grasses growing on the Farm, in the fields, farmstead, roadsides, irrigation ditches and fence rows; and in all other respects, shall attend to the care and maintenance of the Farm in a good and prudent manner. Lessee shall obtain any burning permits necessary in compliance herewith. If the Farm contains any Highly Erodible Land (HEL) as determined by the local
Soil Conservation Service office, Lessee agrees to farm the Farm in a manner as to comply with the stated conservation plan.

     11.4. Livestock. Lessee is hereby permitted to keep and raise on the Farm only livestock as has been approved in writing by Lessor. Lessee shall be responsible for assuring that all livestock remain within the confines of the Farm. Lessee shall, in the care and maintenance of livestock, follow good health and sanitation measures and take adequate and necessary precautions to safeguard the livestock from disease.
Lessee shall prevent trampling or overgrazing of fields by stock and rooting by hogs to avoid any injury to the Farm which would result therefrom. Lessee shall be responsible for the immediate removal of dead livestock. Prior to irrigation of a pasture by Lessee, all livestock grazing thereon shall be rotated to other fields whenever possible. In the event of ice formation on the Farm, Lessee shall break up the ice to allow livestock access to drinking water. Lessee shall not, without the prior written consent of Lessor:

          11.4.A. allow any livestock, other than livestock owned by Lessee, to roam and graze upon the stock-fields, stubble-fields, pasture or rangeland situated on the Farm; or

          11.4.B. pasture new seedlings of perennial legumes or grasses in the year in which same are seeded.

     11.5. Removal of Crop Residue. Lessee shall not, without the prior written consent of Lessor, burn or otherwise remove cornstalks or other crop residue resulting from the conduct of its farming and agricultural operations on the Farm; but shall, as soon as practicable, attend to the spreading of all crop residue, manure, straw and the like upon those fields which have been specified and agreed upon by Lessor.

     11.6. Restrictions on Plowing and Removal of Trees. Lessee shall not, without the prior written consent of Lessor,:

          11.6.A. plow permanent pasture, meadowland or rangeland comprising the Farm; or

          11.6.B. cut any trees growing on the Farm, either for sale or for personal use, and may remove only dead or unmarketable timber with the prior approval of Lessor and only for uses approved by Lessor.

     11.7. Approved Crops. Unless otherwise consented to in writing by the Lessor, only the crops and pasturage and acreage specified in paragraph 3 of Exhibit B shall be grown, produced, or raised by Lessee on the Farm.

     12. Destruction. In the case of a destruction of all or any portion of the Farm, there shall be no abatement or reduction of rent. Lessee waives the provisions of California Civil Code Section 1932(2) and Civil Code section 1933(4) with respect to any destruction of the Farm.

     13. Inspection. Lessor or Hancock, or their authorized representatives or assignees, may enter the Farm at any time for the purpose of inspecting same or for the purpose of doing any work and taking any action thereon as may be necessary or appropriate for the purpose (but nothing contained in this Lease shall create or imply any duty on the part of Lessor or Hancock or their assignees to make any inspection or do any work) and for the purpose of showing the Farm to prospective purchasers. Entry for the purposes specified herein shall not constitute an eviction of Lessee nor termination of this Lease. At all times, Lessor shall have access to the Farm and to all reports, records, and information of the Lessee in respect thereto, for the purposes of inspecting, determining, and ascertaining that all of the requirements of the Lease and the Exhibits hereto have been fulfilled; including, without limitation, the crop-share portions belonging to Lessor, operation and maintenance procedures, and the public liability insurance requirements. Lessee shall maintain accurate and complete records of its operations on the Farm and make them available at any time for inspection and examination by Lessor. Lessee agrees to provide information as requested by Lessor with regard to fertilizer used, tillage practices, acreage reports, chemical usage, and crop yields in a timely manner.

     14. Legal Requirements. Lessee, at its expense, shall promptly and diligently comply with all legal requirements pertaining to the operation of the Farm and the farming thereof.

          14.1.  Permits, Licenses, Franchises, and Other
Authorizations.   Lessee, at its expense, shall promptly and diligently
procure, maintain and comply with all permits, licenses, franchises and other authorizations which are now or at any time hereafter may be required for the use and operation of the Farm contemplated hereby.

          14.2. Compliance with Laws. Lessee, at its expense, shall promptly and diligently comply strictly and in all respects with any and all current and future federal, state, and local laws, statutes, rules, regulations and ordinances, orders, judgments, decrees, injunctions, authorizations, directions, and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers as amended and modified from time to time which are now, or at any time hereafter, may be applicable to the operation of the Farm and the farming thereof, including but not limited to full compliance with government A.S.C.S. programs and with federal, state, and local common law.

     15. Condemnation. In the event of a taking by condemnation, eminent domain or other legal proceedings, of the entire Farm, this Lease shall terminate as of the date of the taking; and the award shall be payable to Hancock. A partial taking which makes it economically unfeasible to continue a farming operation on the remaining acreage shall be considered a total taking and shall be covered by the preceding sentence. In the event of a partial taking leaving a unit of economical farming size, this Lease shall continue in full force and effect on the remaining acreage, with proportionate reduction in rent on a per farmable acre basis and with any condemnation award to be paid to Hancock. If this is a crop-share lease, any award for growing crops shall be divided between Lessor and Lessee according to the rental division as provided for in this Lease.

     16. Indemnification and Insurance. Lessee shall protect, indemnify and hold harmless Lessor and Hancock from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, attorneys' fees and expenses) imposed upon, incurred by, or asserted against Lessor, Hancock, or the Farm by reason of the operations conducted by Lessee on the Farm or as a result of any failure on the part of Lessee to perform or comply with any of the terms of this Lease. The obligations of Lessee under this section shall survive any termination of this Lease. Lessee agrees, during the term of this Lease or any renewals thereof, to carry general liability insurance for personal injury and property damage liability. The insurance policy shall name Lessor and Hancock
(or their assignees) as insureds and be with an insurance carrier acceptable to Lessor. The insurance shall provide for property damage liability coverage of not less than one hundred percent (100%) of the replacement value of the property insured (at least $500,000.00) and public liability coverage of at least One Million dollars ($1,000,000.00) for each occurrence. The insurance shall provide protection against any peril included within the classification "Fire and Extended Coverage" together with coverage against vandalism and malicious mischief.
Written documentation of the coverage shall be provided by Lessee to Lessor. The insurance policies shall name Hancock and Lessor (or their assignees) and Lessee as insureds as their respective interests appear and shall include an effective waiver by the carrier of all rights of subrogation against any named insured of the insured's interest in the Farm or any income derived from the Farm and shall provide that insurance proceeds shall be payable for the benefit of Hancock and Lessor (or their assignees), and Lessee as their respective interests may appear. The insurance policies shall also provide that any losses shall be payable, notwithstanding any act or failure to act or negligence of Hancock, Lessor, Lessee, or any other person, corporation or other business entity and that no cancellation, reduction in amount or material change in coverage shall be made effective until at least thirty (30) days after receipt by Lessor and Lessee of written notice thereof. The insurance shall be issued by insurance carriers approved by Lessor whose rating is at least Bests "B" and shall either be primary or, if a blanket policy, provide that the amount of insurance will not be affected by other policy losses.

     17. Waste and Protection of the Farm. Lessee shall not commit or permit waste or strip, shall supervise the Farm at all times, and shall exercise every reasonable effort to prevent theft, vandalism and other damage to the Farm.

     18.  No Claims Against Lessor, Etc.  Nothing contained in this
Lease shall constitute any consent or request by Lessor, express or implied, for the performance of any labor or services; the furnishing of any materials or other property in respect of the Farm or any part thereof; nor as giving Lessee any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in a fashion as would permit the making of any claim against Lessor, it being understood and agreed that the relationship between the parties hereunder shall consist solely as that of landlord and tenant (Lessor and Lessee); and in no event and under no circumstances shall the relationship be considered or construed as an agency, partnership, joint venture, or any similar relationship.

     19. Defaults, Termination, Repossession and Reletting. If any Event of Default, as defined below, shall have occurred and be continuing, Lessor whether or not the Lease term shall have terminated pursuant to this paragraph 19, may enter upon and repossess the Farm or any part thereof by summary proceeding, ejection or otherwise, and may remove Lessee and all other persons and any and all property therefrom. Lessor shall be under no liability for or by reason of any entry, repossession or removal. At any time or from time to time after the repossession of the Farm or any part thereof, whether or not the Lease term shall have been terminated pursuant to this paragraph 18, Lessor may (but shall be under no obligation to) relet the Farm or any part thereof for the account of Lessee, in the name of Lessee or Lessor or otherwise, without notice to Lessee, for the term or terms and on the conditions and for the uses as Lessor in its uncontrolled discretion, may determine and may collect and receive the rents therefor. Lessor shall not be responsible or liable for any failure to relet the Farm or any part thereof or for any failure to collect any rent due upon any reletting. Lessee shall reimburse Lessor for all costs and expenses incurred by or on behalf of Lessor (including, without limitation, attorneys' fees and expenses) occasioned by any default by Lessee under this Lease. The following events ("Events of Default") constitute a default under this
Lease:

          19.1. Failure to Pay Rent. Lessee fails to pay any rent when and as same becomes due and payable;

          19.2.  Failure to Comply with Other Terms of this
Lease. Lessee fails to perform or comply with any of the other terms hereof, and the failure continues for more than ten (10) days after notice thereof from Lessor and Lessee has not within that period commenced with due diligence and dispatch the curing of the default;

          19.3.  Insolvency.  Lessee either:

               19.3.A. makes a general assignment for the benefit of creditors;

               19.3.B. admits in writing the inability to pay debts as they become due;

               19.3.C.  files a petition in bankruptcy;

               19.3.D.  is adjudicated a bankrupt or insolvent;

               19.3.E.  files a petition seeking any
reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation;

               19.3.F. files an answer admitting, or fails seasonably to contest, the material allegations of a petition filed against Lessee in any bankruptcy or insolvency proceedings;

               19.3.G. seeks, consents to, or acquiesces in the appointment of any trustee, receiver or liquidator of Lessee or any material part of its properties;

          19.4.  Commencement of Proceeding Against Lessee.
Within ten (10) days after the commencement of any proceeding against Lessee seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the proceeding has not been dismissed; or within ten (10) days after the appointment, without the consent or acquiescence of Lessee, or any trustee, receiver or liquidator of Lessee or of any material part of its properties, the appointment has not been vacated;

          19.5.  Entry of Final Judgment Against Lessee.
Within ten (10) days after the entry of a final judgment for the payment of money is rendered against Lessee, the judgment has not been discharged or execution thereof stayed pending appeal; or within ten
(10) days after the expiration of any stay, the judgment has not been discharged then, and in any event, Lessor at any time thereafter may give a written termination notice to Lessee; and on the date specified in the notice, this Lease shall terminate and, subject to paragraph 19 hereof, the Lease term shall expire and terminate by limitation; and all rights of Lessee under this Lease shall cease, unless, before the specified date:

               19.5.A. all arrears of rent and all other sums payable by Lessee under this Lease together with interest thereon at the rate specified in paragraph 5 of Exhibit B and all costs and expenses, including, without limitation, attorneys' fees and expenses, incurred by or on behalf of Lessor hereunder have been paid by Lessee; and

               19.5.B. all other defaults at the time existing under this Lease shall have been fully remedied to the satisfaction of Lessor.

     20. Survival of Lessee's Obligations; Damages. No expiration or termination of this Lease or the term thereof pursuant to paragraph 18 or by operation of law, or otherwise, and no repossession of the Farm or any part thereof pursuant to paragraph 18, or otherwise, shall relieve Lessee of its liabilities and obligations hereunder, all of which shall survive the expiration, termination or repossession. In the event of any expiration, termination or repossession, Lessee shall pay to Lessor all rents and other sums required to be paid by Lessee up to the time of the expiration, termination or repossession; and thereafter Lessee (until the end of what would have been the full term of this Lease in the absence of the expiration, termination or repossession and whether or not the Farm or any part thereof shall have been relet) shall be liable to Lessor for and shall pay to Lessor as liquidated and agreed current damages for Lessee's default all rent and other sums which would be payable under this Lease by Lessee in the absence of the expiration, termination or repossession LESS all net rents collected by Lessor from any reletting effected for the account of the Lessee pursuant to paragraph 18, after deducting from the proceeds all of Lessor's expenses in connection with the reletting (including, without limitation, all repossession costs, brokerage commissions, legal and accounting expenses, attorney's fees and expenses, employees' expenses, promotional expenses, and expenses of preparation for the reletting). Lessee shall pay current damages annually on the rent payment dates applicable in the absence of the expiration, termination or repossession; and Lessor shall be entitled to recover the same from Lessee on each applicable date.

     21. Performance on Behalf of Lessee. In the event that Lessee shall fail to make any payment or perform any act required hereunder to be made or performed by Lessee, then Lessor may, but shall be under no obligation to, after notice to Lessee as may be reasonable under the circumstances, make a payment or perform an act with the same effect as if made or performed by Lessee. Entry by Lessor upon the Farm for the above purpose shall not waive or release Lessee from any obligation or default hereunder. Lessee shall reimburse, with interest at the rate specified in paragraph 5 of Exhibit B, Lessor for all sums so paid by Lessor and all costs and expenses incurred by Lessor in connection with the performance of any act which Lessee fails to perform as required by this Lease.

     22. Quiet Enjoyment. Lessor covenants with Lessee that upon Lessee's entry onto the Farm and Lessee's performance of each of the terms and conditions of this Lease, Lessee shall have full freedom and use of the Farm in accordance with the terms hereof.

     23. Remedies. Each right, power and remedy of Lessor provided in this Lease, or now or hereafter existing at law or in equity or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Lease, or now or hereafter existing at law or in equity or by statute; and the exercise or beginning of the exercise by Lessor of any one or more of the rights, powers, or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Lessor of any or all other rights, powers or remedies.

     24. Waiver. No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a default thereof, and no submission by Lessee or acceptance by Lessor of full or partial rent during the continuance of any default, shall constitute a waiver of any default or any term. No waiver of any default shall affect or alter this Lease which shall continue in full force and effect or affect the respective rights of Lessor or Lessee with respect to any other then-existing or subsequent default.

     25. Notices. Any notices provided for herein shall be in writing and sent by registered or certified mail to the Lessor and the Lessee at the respective address set forth in paragraph 6 of Exhibit B or to the address as shall be supplied in writing by either party to the other.

     26. Provisions Subject to Applicable Law/Severability. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable law and are intended to be limited to the extent necessary so that they will not render this Lease invalid or unenforceable. If any term of this Lease shall be held to be invalid, illegal or unenforceable, the validity of the other terms of this Lease shall in no way be affected thereby. This Lease shall be governed by and construed according to the laws of the state where the Farm is located.

     27. Conveyance by Lessor. In case the original or any successor Lessor shall convey or otherwise dispose of its interest in the Farm, it shall thereupon be released from all liabilities and obligations of Lessor under this Lease; and the liabilities and obligations shall be binding solely on the then Lessor of the Farm.

     28. Lessor's Liens. Subject to any specific requirements set forth in paragraph 7 of Exhibit B, a crop lien is hereby established for the benefit of Lessor for any unpaid rentals. In connection therewith, Lessee agrees to execute a security agreement and financing statement if same is required by Lessor. Lessor shall be entitled to and shall have a valid claim and lien against Lessee to recover for all money advanced for employment of labor or otherwise advanced to protect Lessor against any loss due to Lessee's failure to fulfill and perform or carry out the conditions and agreements. No lien created by Lessee shall ever be or become prior to Lessor's claim and lien. Lessor shall have a valid first lien on the share of crops of Lessee, for the rent and for damages due Lessor under the terms and conditions of this Lease.

     29. Minerals. All coal, oil, gas, minerals and mineral rights in, on or underneath the surface of the Farm or any part thereof have been reserved to Hancock or its assignee and are not covered by this Lease. Hancock or its assignee has the right to enter in and upon the surface of the Farm to have, use and enjoy so much of the Farm as shall be required to prospect and explore for, develop and produce from the Farm or any part thereof within the confines of the 2 1/2 acre area designated in the Grant Deed, all of which shall be done as a reserved right and without opposition or hindrance from the Lessee, as fully and completely as if this Lease had not been made. At the time of the possession for the above purposes, if the land has been prepared for crops, or if a crop is growing thereon, then Lessee shall be reimbursed for any damages resulting to it from the loss of use of the Farm; and the rent shall be proportionately reduced for any subsequent years remaining under the term of this Lease. If the Farm has not been prepared for a crop, then it shall be subject to occupancy as reserved land under the direction of Hancock or its assignee for its use and occupancy and, in that event, Lessee shall make no claim for damages against Lessor or Hancock or their assignees, provided that the rent shall be proportionately reduced.

     30. Conservation Damage or Destruction. Lessee, in the operation and use of the Farm for the purposes set forth herein, shall not cause, consent to, or in any way or manner, allow any act or practice to be perpetrated upon the Farm which would ultimately result in damage to or destruction of a conservation practice.

     31.  Hazardous Materials.

          31.1.  Use of Hazardous Materials and
Indemnification.

               31.1.A. Lessee covenants that it shall not cause or permit any Hazardous Material to be generated, stored, used, treated, handled, processed, transferred, transported or disposed of or otherwise released on the Farm by Lessee, its agents, employees, or contractors without the prior written consent of Lessor. In no event shall Lessee allow or otherwise authorize discharge or release of any Hazardous Materials to any sewer, storm water system, stream, or other unauthorized point, on the Farm.

               31.1.B. If Lessee breaches the obligations stated in 30.1.A., or if contamination of the Farm by Hazardous Material occurs as a result of the action or inaction of Lessee, its agents, employees, or contractors, then Lessee shall indemnify, defend, and hold Lessor and Hancock and their assignees harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, damages and expenses suffered or incurred by Lessor or Hancock, as the owner of the Farm, by virtue of any assertion of Federal or State lien or claim brought or filed against Lessor and/or Hancock or their assignees or the Farm, diminution in value of the Farm, damage arising from any adverse impact on marketing of the Farm, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease term as a result of the contamination.
               31.1.C. The indemnification of Hancock and Lessor and their assignees by Lessee, includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up or remediation work required by any federal, state or local governmental agency because of Hazardous Material(s) present in the soil or groundwater on or under the Farm. In the event of any contamination of the Farm or release or disposal of any quantity of Hazardous Material(s) on the Farm, Lessee shall promptly notify
Hancock and Lessor, shall comply with all applicable laws, and shall promptly take all actions, in accordance with the provisions of all applicable environmental laws, at its sole expense, as are necessary to return the Farm to the condition existing prior to the presence of any Hazardous Material(s) on the Farm. Lessee shall receive certification from the appropriate state environmental agency that the Farm, and any other affected property, has been cleaned up to the satisfaction of the agency. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

               31.1.D. Lessee shall be unconditionally and absolutely liable for all losses and damages sustained by Hancock and Lessor and their assignees as a result of any breach of, or the failure by Lessee to perform under, any environmental representation, warranty, covenant, obligation and indemnification provided in this Lease.
Lessee shall pay any costs, expenses, claims, damages and attorney's fees due under this paragraph regardless of whether the amounts occur pre-petition or post-petition after the filing for any bankruptcy or reorganization relief under state or federal laws.

          31.2. Hazardous Materials Definition. As used herein, "Hazardous Materials" means:

               31.2.A. any hazardous or toxic substance, material or waste, including, but not limited to, any substance, product, or other material of any nature whatsoever which is or becomes listed, regulated or addressed pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq. ("CERCLA"); the Hazardous Materials Transportation Act, 49
U.S.C. Section 1801 et seq.; the Resource Conservation and Recovery
Act, 42 U.S.C. Section 6901 et seq. ("RCRA"); the Toxic Substances
Control Act, 15 U.S.C. Sections 2601 et seq.; the Clean Water Act, 33 U.S.C. Section 1251 et seq., all as amended; or any other federal, state or local statute, law, ordinance, resolution, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect;

               31.2.B. any substance, product, waste or other material of any nature whatsoever which may give rise to liability under any of the above statutes or under any statutory or common law theory based on negligence, trespass, intentional tort, nuisance, equitable indemnity, or strict liability or under any reported decisions of a state or federal court.

          31.3. Disclosure. At the commencement of this Lease and annually thereafter, Lessee covenants to disclose to Lessor the names and amounts of all Hazardous Materials, or any combination thereof, which are or will be generated, stored, used or disposed of on the Farm. Lessee shall promptly provide Hancock and Lessor with all notices and other communications received from any federal, state, and local department and/or agency which enforces and administers environmental laws.

          31.4. Inspection. Hancock, Lessor and their agents and assignees shall have the right, but not the duty, to inspect the Farm at any time to determine whether Lessee is complying with the terms of this paragraph 31. If Hancock or Lessor or their agents or assignees determine that Lessee is not in compliance with this paragraph 30, Hancock and Lessor and their agents and assignees may immediately enter the Farm to remedy, at Lessee's sole expense, any contamination of Hazardous Material(s) caused by Lessee's failure to comply with applicable laws and to take any and all other actions Hancock or Lessor deems necessary to cure the failure of compliance, notwithstanding any other provision of this Lease. Lessee shall immediately reimburse Lessor or Hancock or their assignees for any amounts paid by them together with interest thereon at the maximum rate allowed by applicable state law from the date of the payment. Entry by Hancock or Lessor or their assignees upon the Farm for the above purpose shall not waive or release Lessee from any obligations or default hereunder.

          31.5. Default. Any default under this paragraph 30 shall be an Event of Default enabling Lessor to exercise any of the remedies set forth in this Lease. The terms of this paragraph 31 shall survive the termination of this Lease.

     32. Hunting Privileges. Hancock has reserved and retained any and all hunting and recreational rights and privileges. Hunting and recreation are prohibited on the Farm, except by Lessee with Lessor and Hancock's prior written consent.

     33. Time is of the Essence. Time is of the essence in the performance by Lessee of the agreements and obligations as provided by this Lease.

     34. End of Lease Term. Upon expiration or other termination of the terms of this Lease, Lessee shall immediately quit and surrender to Lessor the Farm in good order and condition, ordinary wear and tear excepted, and shall remove all of Lessee's equipment. Lessee shall restore any damage to the Farm caused by the removal of Lessee's equipment. No holding over shall be permitted without Lessor's prior written consent. If Lessee should remain in possession of the Farm after the expiration or earlier termination of the lease such possession by Lessee shall be deemed to be a month to month tenancy terminable on thirty (30) days notice given at any time by either party with rent during such tenancy to be One Hundred Fifty Percent (150%) of the rental payable during the initial term of this Lease prorated to be paid on a monthly basis.

     35. Payments Are Rent. All sums of money or charges required to be paid by Lessee under this Lease shall be deemed rental for the Farm and may be designated as such in any statutory notice to pay rent or quit the Farm.

     36. Miscellaneous. This Lease may be amended, waived, discharged or terminated only by an instrument in writing, signed by both parties. This Lease shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. The headings of this Lease are for purposes of reference only and shall not limit or define the meaning hereof.

          THIS LEASE SHALL BECOME EFFECTIVE AND IN
          FULL FORCE UPON THE CLOSE OF ESCROW
          PERTAINING TO THE PURCHASE OF THE FARM
          BY THE LESSOR PURSUANT TO THE TERMS OF
          THE REAL ESTATE PURCHASE CONTRACT,
          DATED JANUARY 24, 1997, BETWEEN THE
          LESSOR AND THE

          LESSEE.  IN THE EVENT THAT
          THE PURCHASE AND SALE OF THE FARM DOES
          NOT OCCUR WITHIN THE PERIOD SPECIFIED IN
          SUCH CONTRACT, THIS LEASE SHALL BECOME
          NULL AND VOID UNLESS THE PARTIES AGREE
          OTHERWISE IN WRITING.

     IN WITNESS WHEREOF, the parties hereto, on the date first-above written, have caused this Lease to be executed in duplicate.

     LESSOR:  FARMLAND MANAGEMENT SERVICES, a
               California corporation


             By: //s// Joseph P Silveria

             Its: President


     LESSEE: R.H. Phillips, Inc.


            By: //s// Karl Giguiere

            Its: Co-CEO

                                EXHIBIT A

               AGRICULTURAL LEASE


     Dated: Jan 24, 1997, by and between:

     FARMLAND MANAGEMENT SERVICES, LESSOR

                    AND

        R H Phillips, Inc., LESSEE

                Legal Description

                    EXHIBIT B

               AGRICULTURAL LEASE


     Dated: Jan 24, 1997, by and between:

     FARMLAND MANAGEMENT SERVICES, LESSOR

                    AND

        R H Phillips, Inc., LESSEE



1.  Term and Effective Date.  The term of this Lease shall be   fifteen
years  beginning on  close of escrow                   and
ending on   December 31, 2012, unless sooner terminated
as provided in the Lease. The executed Lease shall be delivered, along with other documents required by the Lease, to Lessor on or before close of escrow.


2. Rent. The amount of cash and/or crop-share rent due shall be $645,017 per year beginning January 1, 1999 and shall be paid in the following manner and at the following times:
$161,254 January 1, April 1, July 1, and October 1 of each year the lease is enforce.


3. Approved Crops. Only the following crops and pasturage and acreage thereof shall be grown, produced or raised by Lessee on the
Farm:
        Wine Grapes.



4. Production Costs. If this is a crop-share lease, production costs shall be allocated and paid as follows:

          Production Costs:

               N/A


          Lime:



          Application Costs:




          Harvesting and Trucking Costs:

5.  Interest.  All past due rent and all other sums payable by Lessee
under this Lease shall accrue interest at the lesser of 18   percent per
annum or the maximum rate allowable by law, from the date due or the date incurred by Lessor, as applicable.


6.   Notices.  Notices shall be in writing and sent by registered or
certified mail to the Lessor at    Farmland Management Services, 138
Regis Street, Suite A, Turlock, California 95382 and to Lessee at R H Phillips, Inc., 26836 County Road 12A, Esparto, California 95627. Any notices required to be sent to Hancock under this Lease shall be in writing and sent by registered mail to Hancock at John Hancock Mutual Life Insurance Company, P.O.
Box 111,  Boston, Massachusetts  02117.


7. Lessor's Liens. In addition to the provisions contained in paragraph 28 of the Lease, the following provisions shall apply with regard to Lessor's liens:

8. Exercise of Option. This Sublease will terminate upon the closing of the purchase and sale of the Farm due to the exercise of the option held by Lessee to purchase the Farm pursuant to the terms of the Option Agreement between Lessee and John Hancock. Rental for any partial period due to a termination pursuant to this section shall be prorated as of such closing date.




          LESSOR:   FARMLAND MANAGEMENT SERVICES

                    By //s// Joseph P Silveria

                       Its  President


          LESSEE:   R.H. Phillips, Inc.

                    By //s// Karl Giguiere

                    Its Co-CEO

                      EXHIBIT "A"
                      DESCRIPTION
Page 1                                                  Order No. 1007484  DS

A PORTION OF THE NORTH HALF OF SECTION 17 AND A PORTION OF THE N.W. 1/4 OF
SECTION 16, ALL IN T. 11 N., R. 1 WEST M.D.B. &M., YOLO COUNTY CALIFORNIA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

bEGINNING AT A 2" DIA, BOILER TUBE MONUMENT, MARKING THE NORTHWEST CORNER OF SAID SECTION 17, AS SAID MONUMENT IS SHOWN ON THAT CERTAIN MAP FILED FOR RECORD IN BOOK 12 OF MAPS AND SURVEY AT PAGES 99 AND 100, YOLO COUNTY RECORDS, AND THENCE FROM SAID POINT OF BEGINNING ALONG THE NORTH LINE OF
SAID SECTION 17, S. 89 24' 14" E. 2689.90 FEET; THENCE S. 89 18'03" E.
2689.89 FEET TO THE NORTHEAST CORNER OF SAID SECTION 17, THENCE, ALONG
THE NORTH LINE OF SAID SECTION 16, S. 89 57' 23" E. 1823.02 FEET; THENCE LEAVING SAID SECTION LINE, S. 00 58'43" EAST 2656.24 FEET TO THE SOUTH
LINE OF SAID N.W. 1/4 OF SECTION 16, SAID POINT ALSO BEING THE CENTERLINE
OF COUNTY ROAD 12-A; THENCE ALONG THE SOUTH LINE OF SAID N.W. 1/4, N.
89 59'38" W. 1823.02 FEET TO THE SOUTHWEST CORNER OF SAID N.W. 1/4
OF SECTION 16; THENCE N. 00 58'41" W. 83.70 FEET TO A POINT IN THE CENTERLINE OF SAID COUNTY ROAD 12-A; THENCE FOLLOWING THE CENTERLINE OF SAID COUNTY
ROAD 12-A, THE FOLLOWING COURSES AND DISTANCES; N. 75 15'01" W. 1008.10 FEET;
N. 84 20'18" W. 446.03 FEET; n 81 15'21" W. 1430.41 FEET; N. 76 57'56" W.
615.55 FEET TO A TANGENT POINT; THENCE ALONG A CURVE TO THE LEFT HAVING
A CENTRAL ANGLE OF 75 08'09", A RADIUS OF 97.63 FEET, AND SUBTENDED BY
A CHORD BEARING S. 65 27'59" W. 119.06 FEET TO A POINT INTERSECTING THE CENTERLINE OF OAT CREEK; THENCE UPSTREAM ALONG THE CENTERLINE OF SAID
OAK CREEK THE FOLLOWING CORSES AND DISTANCES: S. 81 51'25" WEST. 538.48
FEET; N. 54 14'49" W. 183.11 FEET; S. 79 54'52" W. 156.86 FEET; N. 41 59'42"
W. 153.61 FEET; N. 56 18'12" W. 278.32 FEET; N. 28 24'06" W. 146.31 FEET;
N. 65 07'25" W. 258.99 FEET; S. 63 29'42" W. 158.62 FEET; N. 70 25'01"
W. 129.03; S. 88 42'53" W. 89.69 FEET AND N 79 59'59" W. 15.99 FEET TO A
POINT ON THE WEST LINE OF SAID SECTION 17; THENCE ALONG SAID WEST LINE;
N. 01 26'41" W. 1544.43 FEET TO THE POINT OF BEGINNING AS SET FORTH
AND DESCRIBED AS PARCEL 5 IN THAT CERTAIN CERTIFICATE OF COMPLIANCE
RECORDED MAY 2, 1997 SERIES NO. 97-0010480 OFFICIAL RECORDS.

A PORTION OF THE FOLLOWING ASSESSOR'S PARCEL NOS.:
54-110-01; 54-120-02; 54-120-03